Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-273287) on Form S-8 of our report dated April 15, 2024, with respect to the consolidated financial statements of Bitcoin Depot Inc.

/s/ KPMG LLP

Atlanta, Georgia
April 15, 2024